UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2022

Commission File Number: 000-56419

EDGE DATA SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

delaware	46-3892319
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

3550 Lenox Road NE. 21st Floor Atlanta GA 30326

(Address of principal executive offices)

(833) 682-2428

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 18, 2022, General Anthony Tata joined the Board of Directors of EDGE DATA SOLUTIONS, INC. (“EDGE” or “Company”).

Brigadier General Anthony J. Tata (U.S. Army, retired) formerly performed the duties of Undersecretary of Defense for Policy, the Number 3 position in the United States Department of Defense. His leadership in DoD included implementing the National Defense Strategy and working closely with allies and partners to achieve strategic defense goals globally.

His distinguished military career includes commands in the 82nd Airborne and 101st Airborne Divisions and the 10th Mountain Division as well as operations in Afghanistan, Bosnia, Croatia, North Macedonia, Kosovo, Panama, and Haiti. He served as the deputy director of the Joint Improvised Device Defeat Organization leading the effort to find creative solutions to defeat roadside bomb networks in Iraq, Syria, and Afghanistan while also training the force to fight on a complex, hybrid battlefield. His military awards and decorations include the bronze star, combat action badge, ranger tab, master parachutist badge, and department of defense award for distinguished public service.

In his civilian life, Mr. Tata served as Secretary of Transportation for the state of North Carolina with its 62 airports, 2 seaports, 22 ferries, 88,000 miles of highway, and 3 railroads. He also led Wake County Public School System (Raleigh, NC/Research Triangle) to unprecedented gains as superintendent in charge of 18,000 employees, 150,000 students and 170 schools. Previously, he served as chief operating officer of Washington, DC Public Schools. In addition to supply chain and medical technology, Mr. Tata is also focused on maritime real estate, asset management software solutions, special needs education software, cybersecurity, and oil/gas infrastructure. He frequently provides geopolitical updates and/or leadership remarks to senior leaders in Fortune 500 and private equity companies such as Goldman Sachs, Salesforce, Google, Emerson Collective, General Electric, Bank of America, John Deere, Chevron, and many others.

He is the national bestselling author of 15 novels, including Besieged, a Publishers Weekly Top 10 Mystery/Thriller of 2017 and Foreign and Domestic, a Barry Award finalist in 2016. He is a frequent guest commentator on a variety of popular cable news programs regarding foreign policy. In addition to leading his consulting firm, Tata Leadership Group, Tony is the managing partner of Boundary Channel partners, a consulting company he established with former Secretary of Defense, Chris Miller. In addition to joining the board of directors of Edge Data Solutions, he is on the advisory board of Academy Securities. He previously served on the boards of the North Carolina Heroes Fund, Spectacular Solar, and Sabrewing Aircraft Company in addition to the North Carolina Ports Authority, Global TransPark, and Turnpike Boards.

Tony is an ambassador for Homes for Our Troops, a 501c3 focused on providing ADA compliant homes to our most severely wounded veterans.

The Director Service Agreement between EDGE and Gen. Tata calls for a two-year term, ending on June 30, 2024.

Item 9.01. Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGE DATA SOLUTIONS, INC.

	By:	/s/ Delray Wannemacher
Date: July 22, 2022		Delray Wannemacher CEO and Chairman of the Board